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                                                                    Exhibit 99.3



                      FEDERAL DEPOSIT INSURANCE CORPORATION
                             WASHINGTON, D.C. 20429

                                -----------------





                                    FORM F-3

                                 CURRENT REPORT


                             Under Section 13 of the
                         Securities Exchange Act of 1934


                          FOR THE MONTH OF APRIL, 1997



                              MEDFORD SAVINGS BANK
                  (Exact name of bank as specified in charter)


                     29 HIGH STREET, MEDFORD, MASSACHUSETTS
                    (Address of principal executive offices)


                                 (617) 395-7700
                 (Bank's telephone number, including area code)
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Item 9 -- Submission of Matters to a Vote of Security Holders

         On April 28, 1997, Medford Savings Bank (the "Bank") held its Annual Meeting of Stockholders (the "Meeting"). There were 4,539,581 shares issued, outstanding and eligible to vote as of March 3, 1997. A total of 3,847,136 shares, or 84.746% of the eligible voting shares, were present in person or by proxy at the Meeting.

         At the Meeting, the stockholders elected the following three individuals as Directors of the Bank, with the following vote total for each nominee:

                                                                                            BROKER NON-VOTES
NOMINEE                                FOR                         WITHHELD                  AND ABSTENTIONS
-------                                ---                         --------                  ---------------
Edward D. Brickley                3,802,229.861                   44,906.242                         0
Robert A. Havern, III             3,806,958.157                   40,177.946                         0
Francis D. Pizzella               3,798,113.861                   49,022.242                         0

         In addition to the above Directors elected at the Meeting, the Bank has seven Directors whose term of office as such continued after the Meeting: David
L. Burke, Paul J. Crowley, Mary Lou Doherty, Edward J. Gaffey, Andrew D. Guthrie, Jr., Arthur H. Meehan, and Eugene R. Murray.

         At the Meeting, the stockholders also elected Eugene R. Murray as Clerk of the Bank. The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to Eugene R. Murray's election is as follows:

                                                                  BROKER NON-VOTES
FOR                             AGAINST                           AND ABSTENTIONS
---                             -------                           ---------------
3,801,282.168                   25,760.866                        20,093.069

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                                   SIGNATURES


          Under the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  MEDFORD SAVINGS BANK



Date: May 6, 1997                 By:   /s/ Arthur H. Meehan
                                        --------------------
                                        Arthur H. Meehan
                                        Chairman, President and Chief Executive
                                        Officer

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